EXHIBIT 10.105
Agreement #20070105.006.S.002
Tier III Service Management
Between
Startek, Inc.
And
AT&T Enterprise Services, Inc.
• Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

AGREEMENT ORDER #20070105.006.S.002
TIER III SERVICE MANAGEMENT

Supplier:	StarTek, Inc. 100 Garfield St. Denver, CO 80206 [*]
StarTek Inc. (“Supplier”) agrees to perform customer care services (“Work”), as described below for AT&T Corp. (“AT&T”). Whenever the word “Program(s)” shall appear, the same shall mean “Work”.
I.	Supplier agrees that the terms and conditions of Agreement 20070105.006.C between Supplier and AT&T shall be applicable to the Work authorized by this Order.

II.	STATEMENT OF WORK — This Order authorizes Supplier and Supplier agrees to provide the Work described below and in Attachment A entitled “STATEMENT OF WORK”, dated 23 January 2007, attached hereto and made a part hereof. In so doing, Supplier shall provide TIER III Service Management customer care support in support of AT&T’s specified Business customers on behalf of AT&T (hereinafter, “Program(s)”).

III.	(A) TERM — This Order applies to all Work as described in the STATEMENT OF WORK, effective as of April 01, 2007 and terminating on March 31, 2008.

IV.	Supplier agrees to submit invoices, with supporting documentation, to AT&T’s program Invoice Manager listed below. Invoices against this Order shall include Agreement and Work Order Number 20070105.006.S.002, exactly as shown, and shall be submitted electronically to AT&T”s program Invoice Manager. Supplier shall provide a monthly invoice estimate to AT&T’s representative ten (10) days before the actual monthly invoice is sent to AT&T.

AT&T’s program Invoice Manager:
[*]
AT&T
Worldwide Customer Service
Room 955
220 N. Meridian St.
Indianapolis, IN 46204
[*]
[*]
V.	AT&T’s Program Representative is as follows:
[*]
AT&T Corp.
Office 214B
4513 Western Avenue
Lisle, IL 60532-1571
[*]
[*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

VI.	AT&T’s Contract Representative is as follows:
[*]
AT&T Corp.
Room 1C146A
One AT&T Way
Bedminster, NJ 07921
Phone: [*]
Email: [*]
VII.	Supplier’s Representative is as follows:
[*]
StarTek, Inc.
100 Garfield St
Denver, CO 80206
Phone: [*]
[*]
VIII.	Maximum expenditures under this Order shall not exceed Two Million Three Hundred Thousand Dollars ($2,300,000.00). Subject to this maximum and notwithstanding any other provisions in this Order, the total amount payable by AT&T for the Work shall be determined by applying the stated rate of compensation to the Work actually performed by Supplier. Supplier shall not render Work and AT&T shall not be required to pay for Work in excess of the amount above, unless Supplier has first secured an amendment to this Order authorizing the increased expenditure.

IX.	PRICING SCHEDULE —

This PRICING SCHEDULE shows the amounts to be paid to Supplier for Work to be performed under this Order following receipt and acceptance by AT&T as follows:

Description	Hourly Rate
CSM I (“Customer Service Manager”)	$[*]
CSM II	$[*]
*Training	$[*]
Holidays	[*] times hourly rate
*Does not include refresher, continuation or attrition training, which shall be at Supplier’s sole cost and expense.
Supplier agrees that the rates provided above are all inclusive of the costs for the Program, which includes but are not limited to the following items, and no other charges shall be billed to AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

1.	Training (refresher, continuation and attrition training)

2.	Dedicated Area Managers

3.	Dedicated Reports Analyst

4.	Dedicated Process Managers

5.	Dedicated Escalation Managers

6.	Dedicated Supervisors

7.	Travel and Living

8.	Pagers/Cell Phones

9.	Programming (e.g., scripting, legacy programming)and all programming production support and maintenance functions.

10.	Program/Account management functions and personnel

11.	Development and issuance of reports

12.	Recruiting of Customer Service Manager

13.	Processing Downtime Forms

14.	Systems Access and Requirements

15.	Systems — Managing and Maintaining equipment and access

16.	Postage

17.	Telecommunication Costs

18.	Copies
IN WITNESS WHEREOF, the Parties have caused the Agreement No. 20070105.006.S.002 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date of the last Party signs.

STARTEK, INC.	AT&T, Inc.

By: /s/ A. L. Jones	By: /s/ Keith Connolly

Printed Name: A. L. Jones	Printed Name: Keith Connolly

Title: Pres. & CEO	Title: VP, Global Strategic Sourcing

Date: 5/2/07	Date: 4/12/07
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

STATEMENT OF WORK
Tier III Service Management
01 April 2007
A. Program Description
Supplier shall provide dedicated and properly trained Customer Service Managers (“CSM”) and other supporting personnel identified herein to support AT&T’s Tier III Service Management customer servicing role. CSMs will be required to receive inbound calls received from external customers as well as internal referrals. For a host of products and services the CSMs will handle the functions of responding to inquiries, ordering, billing adjustments, service/account maintenance and optimization as described in the role definition shown below. Additionally, outbound correspondence may be necessary to properly fulfill certain customers’ requests.
Supplier shall also provide [*] dedicated Area Manager for every [*] CSMs and perform the services as detailed in the role definition below. The Area Manager will support and manage the CSMs. The CSMs will be required to have access and be knowledgeable on various AT&T systems.
The CSM’s primary responsibility is to provide post sales support to specified AT&T business customers including, but not limited to: lifecycle management, customer issue resolution, billing resolution, service delivery, project management, stewardship and eServicing adoption. The CSM team will receive inbound calls, emails and Project Delivery Manager (“PDM”) requests from external customers and AT&T referrals. Additionally, outbound correspondence will be necessary to fulfill certain requests and status customers and account teams. Exhibit A, attached hereto, contains a matrix of services, which defines the services Supplier will support. Supplier shall comply with any changes to this list that may be provided by AT&T. Supplier shall also perform all batch work necessary and after call support (e.g. an offline customer service activity generated when a customer calls and makes a request for an order, adjustment, re-rate, an error correction, or any other service related activity that cannot be completed during the customer contact), which shall include performing all follow-up work, needed to update accounts.
Supplier will refer to AT&T, any inquiries which are beyond the scope of this program. Supplier will receive requests via the PDM, (i.e., the AT&T internal project management system), email, and/or an 800 number. Supplier will follow the AT&T CSM process and role descriptions except where noted, including metrics and performance management.
The customers in this program, currently referred to as Tier III, will total approximately 4,000 and represents no commitment on behalf of AT&T. Supplier will provide reports including their performance against the required DMOQs set forth herein. Supplier also agrees to provide stewardship reporting by customer as requested. Supplier shall have a reporting resource dedicated to this project to provide daily results and reports, analysis, and recovery plans as needed. The report manager will distribute the results as requested by AT&T.
Supplier will provide both CSM-I, (i.e., basic skill level), support and more experienced CSM-II, (i.e., advanced skill level), support at an initial [*]:[*] ratio. AT&T reserves the right at anytime to increase or decrease this ratio by providing written notice to Supplier.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

CSM: Role Descriptions
Title: Customer Service Manager (“CSM”)
Work Content Summary:
Supplier’s CSM is responsible for customer life cycle management, customer issue resolution, e-Service and service delivery support to AT&T’s Worldwide Customer Service (WCS), Service Management organization. The CSM may be pooled or dedicated to one or several customers or undertake projects for a variety of customers. The CSM shall act as a key liaison with AT&T’s Centers of Excellence (COE) and contributes to customer satisfaction by helping to ensure that orders are entered, provisioned, installed, billed, and maintained correctly and by keeping the customer informed and educated on issues affecting their service. The CSM also pro-actively drives customer adoption of eService applications. The CSM obtains information from and provides information to AT&T’s account team as well as provides accurate hand-offs to the Centers of Excellence (“COE”). The may have a specialty and obtain cross training as needed.
Major Responsibilities/Results/Outputs:
Post-Sales Support
•	Organizes customer project folder

•	Maintains records of customer inventories for pre-identified customers

•	Documents site/network documents

•	Verifies order design in partnership with account team

•	Data gathers in order to complete an accurate hand-off to the COE

•	Provides handoffs to the Center Of Excellence (“COE”) via a Required Data Set (“RDS”), Minimum Data Set (“MDX”), Quality Minimum Data Set (“QMDS”), and Data Services “Sales to Order” handoff forms in a timely manner

•	Participates in Shared Expectations Sessions with sales center representatives

•	Completes appropriate Customer Confirmation Documents (“CCDs”) and Customer Information Forms (“CIFs”)

•	Researches and investigates complex billing issues

•	Sets customer expectations throughout the service delivery, billing and maintenance resolution process

•	Articulates to customer eService applications that match business needs

•	Assists AT&T’s account teams in understanding e-Service and applications for the customer.

•	Works with AT&T’s account teams in generating customer eService adoption activity (e.g. presentations, seminars, mailings, etc.)

•	Measurements are Customer Satisfaction, Associate Satisfaction, Order Quality, and Cycle Time and eService adoption rates
Life Cycle Management
•	Manage moves, adds, and changes

•	Develops positive customer relationships and is positioned as a day-to-day contact with customers in assigned territory

•	Proactively schedules stewardship meetings for pre-identified accounts

•	Keeps account team apprised of issues affecting current or prospective service at customer, including business needs and changes.

•	Works with WCS members to implement process and interface initiatives with AT&T’s sales center and COE
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

•	Works with AT&T’s account team to register and train customer personnel on electronic ordering and servicing tools including Business Direct applications.

•	Focuses on customer adoption of pre-identified eService applications by developing relationships with targeted customers provided by headquarters e-Service team as well as those provided by sales center

•	Develops customer relationships with additional company contacts that understand and benefit from e-Service applications.

•	Works with customer to assist them in understanding e-tools that will help them manage moves, adds, and changes as well as maintenance requirements

•	Understands process from entry of customer request into e-tool to delivery of service

•	Captures and reports all customer touch activities into the IA Customer Touch Database (supported by the Headquarters eService Adoption Team)

•	Assists with unbilled revenue resolution
Customer Issue Resolution
•	Develops priorities with customer and enhances conflict resolution skills to effectively manage numerous customer issues and projects

•	Acts as the Customer Advocate across the WCS organization to ensure billing accuracy

•	Acts as the Customer Advocate across the WCS organization to ensure best-of-class eService tool development, back-end process implementation and delivery of service to the customer.

•	Pro-actively works on resolution of complex billing issues

•	Investigates and resolves billing issues, utilizing the relevant AT&T systems and coordinates with the COE/Customer Sales and Service Support (CSSS) and sales center as necessary

•	Coordinates with COEs to ensure integrated implementation of billing orders

•	Investigates and resolves maintenance issues, utilizing the relevant AT&T systems and coordinating with Maintenance, as necessary

•	Involves the COE, as appropriate, to write corrective complex orders as needed in the resolution of maintenance issues

•	Escalates to AT&T and refers to billing and maintenance contacts, as necessary

•	Develops strong linkages and relationships with a variety of groups responsible for supporting AT&T services

•	Understands and operates within interface agreements

•	Continues to set appropriate customer expectations of e-tool adoption throughout service delivery
Service Delivery
•	Focuses on improving cycle time from Customer Purchase Decision Date (“CPDD”) to handoff to COE

•	Is the Customer Advocate across the WCS organization to insure On Time Performance

•	Sets appropriate customer expectations to service delivery guidelines

•	Verifies accuracy of minimum data set before hand-offs to COEs

•	Interfaces with equipment vendors and LECs, as necessary

•	Coordinates with COEs to ensure integrated implementation of orders that span multiple product lines and locations on prioritized accounts

•	Escalates to AT&T, as necessary, when critical dates are not meeting customer expectations and internal delivery commitments on service delivery and billing projects

•	Partners with the COEs and sales peer group, as appropriate, to ensure that a complete First Bill Review takes place

•	Coordinates and documents Root Cause Analysis (RCA) as necessary
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

Development and General Administrative
•	Works with WCS management to develop technical and leadership effectiveness through shared learning, sales meetings and attendance at formal training courses to achieve competencies.

•	Follows WCS organization standards and guidelines.

•	Follows WCS and corporate administrative and expense guidelines.

•	Follows WCS Performance Management guidelines
Knowledge and Skill Requirements
Education:
•	Bachelors degree or equivalent preferred (Minimum of High School degree required)
Experience:
•	AT&T experience strongly preferred
Specialist / Technical:
•	Familiarity with AT&T products, processes, and systems

•	Expertise with at least some AT&T systems

•	Project management

•	Computer literacy
Professional:
•	Customer contact and conflict resolution skills

•	Time management/organizational skills
Title: Area Manager-Customer Service
Work Content Summary:
Supplier’s Area Manager-Customer Service supports teams of Customer Service Managers (CSM’s) who are responsible for post sales support, Life Cycle management, and customer issue resolution. The Area Manager-Customer Service ensures that the CSM team is fully staffed, trained, and motivated to accomplish the tasks necessary to maintain customer satisfaction, improve order quality, improve order cycle time and on time performance. In addition, the Area Manager-Customer Service is the primary escalation point for his/her team for the resolution of customer issues and is responsible for assisting the Customer Service Manager in prioritizing workload. As such, the Area Manager-Customer Service must work closely with the Sales Center team members to balance workload and assign customers and projects to team CSMs. Depending upon the needs of the WCS organization and the competencies of the Area Manager-Customer Service, this manager may have CSMs reporting to them as specialists within the eServicing, billing resolution and data gathering/service delivery categories. The Area Manager-Customer Service reports to the Customer Service Director.
Major Responsibilities/Results/Outputs:
Hiring, Training, and Coaching
•	Assist in sourcing, interviewing, and hiring employees in order to be fully staffed and maintain a “bench” of qualified prospective candidates.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

•	Work with team to implement training and development plans for each person, which address his or her individual needs. This includes formal and informal, internal and external learning opportunities.

•	Provide focused coaching for new-to-title employees, participate in their on-boarding activities, and ensure they receive mentoring by experienced employees.

•	Provide focused coaching for seasoned employees to further develop in identified specialty of e-servicing, billing resolution and order quality. Identify and coach those employees who are qualified to be cross-trained within in these role specialties.

•	Measure and proactively improve performance on Order Quality, Order Cycle Time, Revenue Assurance Management targets, e-servicing adoption and customer satisfaction by implementing WCS Service Management metrics for the team.

•	Monitor, assess and provide coaching feedback to employees on their performance (both toward business objectives and competencies) on an ongoing basis, and, as needed, for formal performance improvement plans.

•	Maintain focus on employee satisfaction, by supporting their career pathing and rewarding employee performance. Develop annual formal career plans for employees, as part of the Talent Capability Management program.

•	Ensure compliance of team members with AT&T Business Process Standardization (BPS) processes and hand-off procedures.

•	Work with other AT&T partners (e.g., Sales Centers/COE’s/Maintenance) to understand and refine processes and hand-off procedures.
Resource Management
•	Manage team to ensure accurate Required Data Set (“RDS”) hand-off, minimize cycle time from obtainment of Minimum Data Set (“MDS”) to RDS hand-off and continuation of setting appropriate customer expectations to maximize customer satisfaction.

•	Work with CBMs and Sales Managers to quantify the current and forecasted Customer Service Manager workload in the sales center in terms of post sales support, Life Cycle management, and customer issue resolution tasks.

•	Implement WCS Service Management Project Log and Scorecard to manage workflow and track project status.

•	Prioritize workload and assign Customer Service Managers to projects and internal teams in accordance with WCS and corporate objectives.

•	Monitor progress against team workload and intervene as necessary to re-allocate resources.

•	Monitor internal and external customer satisfaction and work quality to drive continuous improvement.

•	Work with RAM and Sales Center to facilitate targeted customer billing and dispute resolution.
Escalation Management and Resolution
•	Utilize appropriate resources to resolve escalations from WCS Life Cycle Team.

•	Manage Root Cause Analysis and learnings for shared learning and improvement

•	Serve as primary team resource for information or direction on ordering, provisioning, billing, and maintenance processes using Business Process Standardization (BPS) as the primary resource.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

Development and General Administrative
•	Work with WCS management to develop technical and leadership effectiveness through shared learning, peer meetings and attendance at formal training courses to achieve competencies.

•	Attend industry and customer seminars and keep abreast of trends via Internet or trade publications to broaden learning experience.

•	Follow WCS organization standards and guidelines.

•	Follow WCS and corporate administrative and expense guidelines.
Knowledge and Skill Requirements
Education:
•	Bachelors degree or equivalent
Experience:
•	Project management

•	Large team management experience is highly recommended
Specialist / Technical:
•	In-depth knowledge of AT&T products, processes, systems, and escalation procedures

•	Computer literacy
Professional:
•	Strong interpersonal skills

•	Coaching and developing

•	Communication

•	Project management

•	Resource management

•	Time management

•	Multi-tasking

•	Team leadership

•	Business skills
B. Hours/Days of Operation
Supplier shall perform the Work Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time (“ET”).
Supplier shall provide 24X7X365 day coverage for maintenance escalations
Supplier shall manage the CSM Full Time Equivalent (“FTEs”) to cover the time periods set forth above. CSMs shall not exceed 40 hours in any given week with prior written approval by AT&T.
The above hours and/or days of operation are subject to change as agreed upon or designated in writing by AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

C. Holidays
Supplier shall not perform nor invoice for work on AT&T’s observed holidays shown below unless requested by AT&T in writing. If such holiday(s) are approved by AT&T in writing, Supplier shall invoice AT&T pursuant to the Rates shown in Section IX — PRICING SCHEDULE.
New Years Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Christmas Day
D. Staffing
Supplier shall provide [*] CSM-II dedicated resources to perform the work pursuant to the “Role Description” and “Knowledge and Skill Requirements” set forth in Section A as they pertain to the AT&T’s TIER III Service Management Function. AT&T reserves the right at anytime, in its sole discretion, to increase or decrease the number of CSMs by providing written notice to Supplier, for any reason whatsoever, including without limitation the following conditions: performance issues and/or changes in volume growth.
E. Span of Control
Supplier shall provide [*] dedicated Area Manager (“AM”) for every [*] CSMs that are staffed.
F. Training
AT&T currently has various training programs for providers of the Program. If AT&T has an existing training program relating to particular work at the time of execution of this Agreement, AT&T may provide such training program to Supplier, at AT&T’s sole discretion, to allow Supplier to train its employees.
Supplier trainers shall participate in such training programs, at no cost to AT&T. AT&T representatives may deliver this training class. AT&T reserves the right to determine the number of Supplier trainers and such training shall take place at Supplier’s facility. If AT&T requires the trainers to be trained at AT&T’s’ facility, the parties will mutually agree on any travel and living expenses.
Supplier shall provide, at Supplier’s facilities, a training and education staff for all new hire and supplemental training for all CSMs and AMs. Supplier warrants that this training and education staff will have extensive knowledge of voice communication and skill requirements mentioned herein. Supplier shall provide a quality-training program that ensures proficiency in both basic voice communications and customer care soft skills. Supplier agrees that CSMs and AMs shall receive the following training:
•	Basic voice communications: Minimum curriculum requirements necessary to provide new associates with a basic knowledge of voice communications.

•	Customer Care Skills (e.g., handling irate customer, etc.)
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

Training class size shall be no greater than [*] CSMs without AT&T’s written approval.
The total training time for new CSMs or AMs is [*] hours, subject to change upon written notification by AT&T.
Training shall cover the following topics directly related to the products and services provided by AT&T. Such training shall include, but not be limited to:
•	The applications, components, etc. of TIER III services;

•	The understanding of how the services work and the various components;

•	Customer Care Skill Set;

•	Telephone Skills; and

•	Customer dissatisfactions/objections.
AT&T may provide necessary job aides whom Supplier’s CSMs shall use to accurately complete ordering screens.
Supplier shall provide AT&T with any requested copies of all testing materials and test scores.
Supplier agrees that specific AT&T educational modules conducted by Supplier include, but are not limited to:

Voice	Data	Voice and Data	Local
• Advanced Features (Includes simple & complex)
• BAC/FIS/CIA
• Circuit Sizer
• International SVC Implementation
• International Toll Free
• IOM Switched
• ISOR-International Services Order Req.
• OneNet
• OT — Order Taker
• RDS Referrals
• Safer
• SDN Implementation
• SSIRS
• Thrifty Biller
• Toll Free Mega-com Products
• Turbo TAC Process
• UAM on the Web/UB Biller
• UIS — Nodal
• VTNS
• WATS/SOP

• Accunet Complex
• Accu-Ring Implementation Overview
• ATM Process Overview
• Data Implementation & Inventory Systems
• Frame Relay Basics
• Frame Relay Complex
• INCS
• IP Enabled FR
• Private Line Overview
• UIS-FR, ATM INCS
• UIS-PL
• VTNS-Data Ordering

• ABN (Lifecycle)
• Access Arrangements
• Billing Scorecard
• BMP-Maintenance BPS- Bus Process Standard
• CBS — Billing
• Churn Tool
• Class-EAO
• CMT — Contract Management Tool
• COBRA
• Doc Viewer
• EFMS
• EFMS — Escalation
• Exception Process
• EOL-SAART
• FIND IT
• PDM — Project Development Manager
• POCITS
• PRODIS-Contracts
• SOTS
• TIRKS/ACMS
• MDS Handoff
• Local Service Tools • LIFE • Martin • MAC-D • Network Primer • Prime Products • ADS Local/STO
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

AT&T Provided Training:
AT&T may provide, if deemed necessary by AT&T, Subject Matter Expertise (“SME”) for knowledge of products and services, processes, and general information.
Attrition
Supplier will provide AT&T a monthly headcount report (see Table A), detailing CSM personnel losses due to attrition or other reasons (by category), headcount additions, and current headcount. In the event Supplier personnel leave the Program and new hires are to be trained, the attrition training costs will be borne by Supplier. Supplier agrees to a timely and orderly transition of accounts handled by the departing CSM to another fully trained CSM.
TABLE A
ATTRITION ANALYSIS

	Month 1	Month 2	Month 3	Month 4	...Month X
Productive Headcount
Non-Productive Headcount
Area Managers
New Hires
FMLA (scheduled to return)
Internal (Positive)Attrition
- Promotion within Project
- Promotion out of Project
- Transfers Out
- Retirement
Attrition (Negative)
Removal by Supplier
- Not a Job Match (Company Choice)
- Job Dissatisfaction (Employee Choice)
- More $, Same Type of Job (Employee Choice)
- More $, Promotion (Employee Choice)
- Personal Reasons (Employee Choice)
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

G. Systems
Supplier shall provide, at its sole cost and expense, access to the following AT&T systems as defined by AT&T.
•	International Service Order Request (“ISOR”)

•	Billing And Collection (System)/ Financial Information System/ Consolidated Inquiry and Adjustment System (“BAC/FIS/CIA”)

•	ABN Inventory System (“UAM on the WEB”)

•	Customer Order And Billing Revenue Administration (“COBRA”)

•	Web based system used to add promo / RJA codes to circuits billing incorrectly (“Churn Tool”)

•	System used to look up account assignment (“EOL-SAART “)

•	Customized Local Access Signaling Services-Electronic Access Ordering (“CLASS-EAO”)

•	Business Maintenance Platform (“BMP”)

•	Contract Billing System (“CBS”)

•	Account created when customer does not have billing account established with AT&T. Also system used to look up Thrifty billing (“Thrifty”)

•	Web based system used to calculate trunking for T1.5 voice sizing (“CIRCUIT SIZER”)

•	Contract Management Tool (“CMT”)

•	AT&T’s system to look up Contracts (“Contrax”)
Information given to callers or collected by Supplier representatives will be taken from and/or input into AT&T systems. In the event that the AT&T systems go down, Supplier shall capture call information on the AT&T-provided downtime forms. Supplier agrees that it will then input information from these downtime forms into the AT&T system once the system is restored. Periods of time during the day in which occupancy is lowest will be utilized to perform this function. This information will be input into the system as soon as reasonably possible but not to exceed [*] hours after restoration of the impacted systems. However, if system downtime exceeds one (1) outage per day of more than two (2) hours, Supplier shall provide AT&T with timeline expectations, as mutually agreed upon in writing by Supplier and AT&T, for inputting the information for each day of the month that this condition exists. Downtime forms will be destroyed or sent to AT&T, as directed by AT&T. Supplier will destroy any downtime forms not requested to be sent to AT&T within twenty-four (24) hours.
H. Direct Measures of Quality (“DMOQs”)
Supplier shall adhere to the DMOQs shown below and to the Individual Performance Objectives and targets shown on Exhibit B, attached hereto. AT&T reserves the right to revise and/or add DMOQs at AT&T’s sole discretion by providing written notice, and Supplier agrees that it shall adhere to such revised/additional DMOQs.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

DMOQs requirements:

Description	Objective	Metric
Zone 0 cycle time	• Customer Purchase Decision Date (“CPDD”) to Minimum Data Set (“MDS”) received	[*] days
Zone 1 cycle time	• MDS received to Required Data Set (“RDS”) submit	[*] days
	• RDS submit to RDS approved	[*] days
Total 0 + 1	CPDD to RDS approved	[*] days
RDS accuracy	% RDS accepted first time	[*]%
Stewardship Management - Providing Customer Service Plans, Customer Action Plans, Stewardship Scorecards and managing Work In Progress when applicable.	See Exhibit B	See Exhibit B
Notwithstanding Supplier’s successful meeting of the DMOQs set forth in this Section, AT&T reserves the right to recover damages for any and all individual failures to perform as required by the terms and conditions of this Agreement. Consequently, for example, even if Supplier’s performance is within the DMOQ objective, such as the CPDD to RDS approved objective, any Supplier individual failure may nevertheless be considered a material breach for which AT&T does not waive its right to recover damages.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

DMOQs shall be measured and reported in detail by Supplier using the following sample spreadsheet format as required by AT&T on a daily/weekly/monthly basis.

Tier III RDS SCORECARD	03/08	03/15

New Acq. / Lifecycle / All Services
Projects in (Project Create in Period)	[*]	[*]
-Projects In, RDS Status = Approved	[*]	[*]
-Projects in RDS Status = Rejected	[*]	[*]
-Projects in RDS Status = Submitted	[*]	[*]

MDS
MDS Received	[*]	[*]
MDS Approved (Sales Portal Only)	[*]	[*]
MDS Received & On-Time	[*]	[*]
% Received on Time (CPDD +[*] days)	[*]	[*]

RDS
RDS Submit	[*]	[*]
RDS Approved	[*]	[*]
Book to Bill Ratio (RDS Submit / RDS Approved)	[*]	[*]
RDS Submitted On-Time	[*]	[*]
RDS Approved On-Time	[*]	[*]
RDS Approved First Time	[*]	[*]
% Submitted On-Time (CPDD +[*] days)	[*]	[*]
% Approved On-Time (CPDD +[*] days)	[*]	[*]
% RDS Approved 1st Time	[*]	[*]

Cycle Times (RDS Approved in period)
CPDD to MDS Received	[*]	[*]
MDS Received to MDS Approved (Sales Portal Only)	[*]	[*]
MDS Received to RDS Submitted	[*]	[*]
MDS Approved to RDS Submitted (Sales Portal Only)	[*]	[*]
RDS Submitted to RDS Approved	[*]	[*]
CPDD to RDS Approved	[*]	[*]
The attainment of DMOQ’s in Exhibit B will be determined by a AT&T generated scorecard that will provide results for customers in the Tier III Program. In addition, the Supplier will maintain a scorecard tracking the Stewardship component of the program.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

I. Quality Monitoring
Supplier shall provide to AT&T, at no additional charge, remote quality monitoring in accordance with the clause entitled “Quality Monitoring” shown in Appendix H of the Contact Center Agreement 20070105.006.C.
J. Reports
Supplier shall provide to AT&T detailed daily/weekly/monthly reports, as requested by AT&T including call center metrics and their performance against the required DMOQs identified herein. Supplier will provide detail electronically, including via a web based portal. Supplier shall also provide action plans needed to track, on a daily basis the metrics, exception reports, etc. In addition, Supplier shall provide Tier III customer contact characteristics, which include, but are not limited to: request type, service involved, disposition, etc., as determined by AT&T.
Supplier shall staff one (1) Dedicated Reports Analyst responsible for communicating, analyzing, and reporting on aforementioned metrics.
K. Work Location
Supplier shall perform the Work at the following location: Greeley, CO
L. Workforce Management Plan
Supplier must provide AT&T with a minimum [*] day notice of any planned changes (not including resignations) to Escalation Manager, Area, Program, District and Division Manager position staffing. Whenever an individual in one of these positions is replaced, Supplier will provide AT&T with a documented candidate selection and transition process, along with a description of the proposed candidate’s skills and experience.
M. Post Outage Review and Root Cause Analysis
In the event any telecommunications services or processes are not operating properly, Supplier shall take immediate and appropriate action in accordance with Supplier’s business continuity plan to rectify the malfunction and shall immediately notify AT&T Representative within [*] hour of the service-affecting situation and of remedial action taken.
Supplier shall provide root cause analysis and/or post outage review to AT&T within [*] hours after an outage or by close of business Monday if the trouble occurs on Friday after an outage, including the testing of all failed components, analysis of failures, identification of chronic and systemic problems, implementation of fixes and monthly reporting on component failures and actions taken. Results of the root cause analysis shall be provided to AT&T in writing in a format mutually agreed to by the parties. The post outage review shall cover the details of the incident and the actions taken for resolution and prevention.
P. Network Security Requirements
AT&T is currently reviewing its Network Security policies and procedures. The outcome of this review may require AT&T to implement additional security requirements above and beyond the Data Connectivity Agreement (“DCA”) associated with this Agreement. AT&T may require Supplier’s employees to obtain security clearances in order to access and use AT&T systems. If AT&T implements additional security requirements, both parties shall cooperate and mutually agree on implementation of such security requirements.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order. No. 20070105.006.S.002
Attachment A — Tier III Service Management

Q. Productivity Improvement / Cost Reduction
During the term of this Order, AT&T and Supplier shall work together to reduce total time and work time per customer order and improve all tasks associated with this Program recognizing that quality must not be impaired.
Supplier agrees to identify productivity improvements to drive cost reductions and headcount reductions associated with Supplier’s billable rates. AT&T’s Program Representative has sole discretion to review and approve any headcount reduction, productivity improvement and/or cost reduction initiative identified by Supplier. If such headcount reduction, productivity improvement and/or cost reduction initiative is approved by AT&T, Supplier shall implement such initiative and once the cost savings have begun to be realized, all applicable cost reductions shall immediately be applied to all charges by Supplier invoiced to AT&T, per the applicable rates listed in Section IX PRICING SCHEDULE and any gain sharing initiatives that have been mutually agreed upon. If any substantial expense or capital investment is required by Supplier to implement an approved productivity improvement or cost reduction initiative, AT&T and Supplier will mutually agree to any such investment arrangement.
Within forty-five (45) days of the signing of this Agreement, Supplier and AT&T will work to identify and quantify productivity improvement opportunities for cost reductions referenced above. AT&T and Supplier have agreed to evaluate gain sharing opportunities on a case-by-case basis. If both parties mutually agree to a specific gain sharing initiative, the associated agreement shall specify how the realized cost savings will be applied.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Tier III Front End
Statement of Work
20070105.006.S.002 Exhibit A

	Fully Supported by Tier III Service	Not Supported by Tier III Service
Services/Organizations	Management	Management

Billing	Correcting Orders Only

	Investigation and Escalation	National Billing Organization (NBO)

Data	Private Line, Frame Relay, INCS, SINA

IP/MIS Stand alone, MNS

High Speed Data	ATM, T45/DS3, OCX	Hosting

International — Core and High Speed Services	Fully Supported

Local	ADL (AT&T Digital Link)

ALS Local (Prime)

MAC-D	UniPlan and ABN

ABN IP/MIS

Maintenance	Fully Supported

Nodal	Private Line (Access), Advance Feature, ISDN, SDN, OneNet, VTNS, SINA	New ABN

Project Management	Simple Project Management and Top Cat	Complex — NPM Big Dawg

Switched Services	Complex (i.e., in conjunction with a COE RDS or in association with Advanced Features)	Simple (those supported by RDS to Care or IOM)
AT&T reserves the right to add/subtract services supported so long as functionality required is similar to support provided on other services to date.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties